EXHIBIT 10.13

GUARANTY

This GUARANTY (this “Guaranty”), dated as of October ___, 2017, is made by Timefire LLC, an Arizona limited liability company (“Guarantor”), in favor and for the benefit of _____________________________ (“_______,” and together with ______, the “Beneficiaries”).

Reference is made to: (i) that certain Senior Secured Convertible Note, dated as of even date herewith, by and between TimeFire VR Inc., a Nevada corporation (“Obligor”), and ______; and (ii) that certain Senior Secured Convertible Note, dated as of even date herewith, by and between Obligor and ______. In consideration of the substantial direct and indirect benefits derived by Guarantor from the transactions under the underlying agreement, including payment of past due salaries and rent, and in order to induce the Beneficiaries to enter into same, Guarantor, the subsidiary of Obligor, hereby agrees as follows:

1.              Guaranty. Guarantor absolutely, unconditionally and irrevocably guarantees to the Beneficiaries the full and punctual payment and performance of all present and future obligations, liabilities, covenants and agreements required to be observed and performed or paid or reimbursed by Obligor under or relating to the underlying agreements, plus all costs, expenses and fees (including the reasonable fees and expenses of the Beneficiaries respective counsel) in any way relating to the enforcement or protection of the Beneficiaries rights hereunder (collectively, the “Obligations”).

2.              Guaranty Absolute and Unconditional. Guarantor agrees that its Obligations under this Guaranty are irrevocable, continuing, absolute and unconditional and shall not be discharged or impaired or otherwise affected by, and Guarantor hereby irrevocably waives any defenses to enforcement it may have (now or in the future) by reason of:

(a)            Any illegality, invalidity or unenforceability of any Obligation or the underlying agreements or any related agreements or instruments, or any law, regulation, decree or order of any jurisdiction or any other event affecting any term of the Obligations.

(b)           Any change in the time, place or manner of payment or performance of, or in any other term of the Obligations, or any rescission, waiver, release, assignment, amendment or other modification of the underlying agreements.

(c)            Any taking, exchange, substitution, release, impairment, amendment, waiver, modification or non-perfection of any collateral or any other guaranty for the Obligations, or any manner of sale, disposition or application of proceeds of any collateral or other assets to all or part of the Obligations.

(d)           Any default, failure or delay, willful or otherwise, in the performance of the Obligations.

(e)            Any change, restructuring or termination of the corporate structure, ownership or existence of Guarantor or Obligor or any insolvency, bankruptcy, reorganization or other similar proceeding affecting Obligor or its assets or any resulting restructuring, release or discharge of any Obligations.

(f)            Any failure of the Beneficiaries to disclose to Guarantor any information relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of Obligor now or hereafter known to the Beneficiaries, Guarantor hereby waiving any duty of Beneficiaries to disclose such information.

(g)           The failure of any other guarantor or third party to execute or deliver this Guaranty or any other guaranty or agreement, or the release or reduction of liability of Guarantor or any other guarantor or surety with respect to the Obligations.

(h)           The failure of the Beneficiaries to assert any claim or demand or to exercise or enforce any right or remedy under the provisions of any underlying agreements or otherwise.

(i)             The existence of any claim, set-off, counterclaim, recoupment or other rights that Guarantor or Obligor may have against the Beneficiaries (other than a defense of payment or performance).

(j)             Any other circumstance (including, without limitation, any statute of limitations), act, omission or manner of administering the underlying agreements or any existence of or reliance on any representation by the Beneficiaries that might vary the risk of Guarantor or otherwise operate as a defense available to, or a legal or equitable discharge of, Guarantor.

3.              Certain Waivers; Acknowledgments. Guarantor further acknowledges and agrees as follows:

(a)            Guarantor hereby unconditionally and irrevocably waives any right to revoke this Guaranty and acknowledges that this Guaranty is continuing in nature and applies to all presently existing and future Obligations, until the complete, irrevocable and indefeasible payment and satisfaction in full of the Obligations.

(b)           Guarantor hereby unconditionally and irrevocably waives promptness, diligence, notice of acceptance, presentment, demand for performance, notice of non-performance, default, acceleration, protest or dishonor and any other notice with respect to any of the Obligations and this Guaranty and any requirement that the Beneficiaries protect, secure, perfect or insure any lien or any property subject thereto.

(c)            Guarantor agrees that its guaranty hereunder shall continue to be effective or be reinstated, as the case may be, if at any time all or part of any payment of any Obligation is voided, rescinded or recovered or must otherwise be returned by the Beneficiaries upon the insolvency, bankruptcy or reorganization of Obligor.

4.              Subrogation. Guarantor waives and shall not exercise any rights that it may acquire by way of subrogation, contribution, reimbursement or indemnification for payments made under this Guaranty until all Obligations shall have been indefeasibly paid and discharged in full.

5.              Representations and Warranties. To induce the Beneficiaries to enter into the underlying agreements, Guarantor represents and warrants that: (a) Guarantor is a duly organized and validly existing limited liability company in good standing under the laws of the jurisdiction of its organization; (b) this Guaranty constitutes Guarantor's valid and legally binding agreement in accordance with its terms; (c) the execution, delivery and performance of this Guaranty will not violate any order, judgment or decree to which Guarantor or any of its assets may be subject; and (d) Guarantor is currently solvent and will not be rendered insolvent by providing this Guaranty.

6.              Notice. All notices, offers, acceptance and any other acts under this Agreement (except payment) shall be in writing, and shall be sufficiently given if delivered to the addressees in person, by Federal Express or similar overnight next business day delivery, or by email delivery followed by overnight next business day delivery, as follows:

(a) If to Grantor: TimefireVR Inc.

With a Copy To:

(b) If to ______.:

(c) If to ______.:

With a Copy To:

or to such other address as any of them, by notice to the other may designate from time to time. Time shall be counted from the date of transmission.

7.              Assignment. This Guaranty shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that Guarantor may not, without the prior written consent of the Beneficiaries, assign any of its rights, powers or obligations hereunder. Any attempted assignment in violation of this section shall be null and void.

8.              Governing Law. This Agreement shall be governed by and construed according to the laws of the State of New York, without giving effect to its choice of law principles. The parties agree that all actions and proceedings arising out of or relating directly or indirectly to this Agreement shall be litigated solely and exclusively in the state or federal courts located in New York County, New York, and that such courts are convenient forums. Each party hereby submits to the personal jurisdiction of such courts for purposes of any such actions or proceedings.

9.              Waiver of Jury Trial. Each party hereby irrevocably waives any and all rights to trial by jury with respect to any legal proceeding arising out of or relating to this guaranty or any of the obligations hereunder.

10.           Cumulative Rights. Each right, remedy and power hereby granted to the Beneficiaries or allowed it by applicable law or other agreement shall be cumulative and not exclusive of any other, and may be exercised by the Beneficiaries at any time or from time to time.

11.           Severability. If any provision of this Guaranty is to any extent determined by final decision of a court of competent jurisdiction to be unenforceable, the remainder of this Guaranty shall not be affected thereby, and each provision of this Guaranty shall be valid and enforceable to the fullest extent permitted by law.

12.           Entire Agreement; Amendments; Headings; Effectiveness. This Guaranty constitutes the sole and entire agreement of Guarantor and the Beneficiaries with respect to the subject matter hereof and supersedes all previous agreements or understandings, oral or written, with respect to such subject matter. No amendment or waiver of any provision of this Guaranty shall be valid and binding unless it is in writing and signed, in the case of an amendment, by all the parties, or in the case of a waiver, by the party against which the waiver is to be effective. Section headings are for convenience of reference only and shall not define, modify, expand or limit any of the terms of this Guaranty. Delivery of this Guaranty by facsimile or in electronic (i.e., pdf or tif) format shall be effective as delivery of a manually executed original of this Guaranty.

[signature pages follow]

IN WITNESS WHEREOF, Guarantor has executed this Guaranty as of the day and year first above written.

GUARANTOR: TIMEFIRE LLC, an Arizona limited liability company BY: TIMEFIRE VR INC., Manager
_____________________ Jonathan Read Chief Executive Officer